UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

PLX Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25699	94-3008334
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

870 Maude Avenue
Sunnyvale, California    94085
(Address of principal executive offices including zip code)

(408) 774-9060
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events and Required FD Disclosure.

On March 8, 2004, PLX Technology, Inc., a Delaware corporation ("Registrant") entered into an Agreement and Plan of Reorganization dated as of March 8, 2004 (the "Merger Agreement") with NC Acquisition Sub, Inc.,

Under the terms of the agreement, Registrant will issue common stock and options to purchase common stock with an aggregate value of approximately $20 million, valued at approximately $9.78 per share

Pursuant to a registration rights agreement to be entered into in connection with the Merger, the Registrant will file a shelf registration statement on Form S-3 to enable the sale into the public market of the Registrant's common stock

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such exhibit.

A copy of the press release, dated March 8, 2004, is attached hereto as Exhibit 99-1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization by and among PLX Technology, Inc., NC Acquisition Sub, Inc., NetChip Technology, Inc. and Wei-Ti Liu as Shareholders' Agent
99.1	Press Release dated March 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By: /s/ Michael J. Salameh
Michael J. Salameh
President

Dated: March 9, 2004

INDEX TO EXHIBITS

Exhibit	Description
2.1 PDF	Agreement and Plan of Reorganization by and among PLX Technology, Inc., NC Acquisition Sub, Inc., NetChip Technology, Inc. and Wei-Ti Liu as Shareholders' Agent
99.1 PDF	Press release dated March 8, 2004

PDF PDF format filed as a courtesy.